Exhibit 31.3

CHIEF EXECUTIVE OFFICER’S FORM OF 302 CERTIFICATION

I, Seamus McGill, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of GAN Limited for the year ended December 31, 2023; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024

/s/ SEAMUS MCGILL
Seamus McGill
Chief Executive Officer
(principal executive officer)